UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 30, 2010
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On September 30, 2010, Vista Gold Corp. (the “Registrant”) entered into an Agency Agreement, dated effective September 29, 2010, with a placement agent (the “Agent”) and a finder’s agreement, dated effective September 30, 2010, with a finder (the “Finder”) in connection with the Registrant’s proposed private placement of 13,043,479 special warrants (the “Special Warrants”) at a price of US$2.30 per Special Warrant for gross subscription proceeds to the Registrant of approximately US$30,000,000.

Pursuant to the Agency Agreement, the Registrant appointed the Agent as its placement agent in Canada to effect the sale, in conjunction with the Finder as the Registrant’s finder, of the Special Warrants on a “best efforts” basis (i) to persons resident in Canada on a private placement basis, and (ii) in such other jurisdictions as may be agreed by the Registrant provided that no prospectus filing or comparable obligation arises and the Registrant does not thereafter become subject to continuous disclosure obligations in such other jurisdictions.  Under the terms of the Agency Agreement, the Agent agreed to use its best efforts to sell the Special Warrants, but is under no obligation to purchase any of the Special Warrants, although the Agent or any employee of the Agent may subscribe for the Special Warrants, subject to applicable rules, regulations, and laws.  In consideration for the services rendered by the Agent as the Registrant’s placement agent in connection with the private placement, the Registrant agreed to issue to the Agent that number of Special Warrants equal to 5% of the aggregate number of Special Warrants sold by the Agent to purchasers pursuant to the private placement (excluding, any Special Warrants placed by the Finder as the Registrant’s finder or issued to the Finder in respect of fees payable to the Finder as the Registrant’s finder).  The Registrant also agreed to issue to the Agent that number of compensation warrants (the “Compensation Warrants”) equal to 5% of the aggregate number of Special Warrants sold by the Agent to purchasers pursuant to the private placement (excluding, any Special Warrants placed by the Finder as the Registrant’s finder or issued to the Finder in respect of fees payable to the Finder as the Registrant’s finder). Each Compensation Warrant is exercisable for one common share of the Registrant at a price of US$2.30 for a period of two years following the closing date of the private placement.  Additionally, the Registrant agreed to reimburse the Agent for all reasonable fees and disbursements of the Agent’s legal counsel as well as all reasonable “out-of-pocket” expenses of the Agent incurred in connection with the private placement.

Pursuant to the Finder’s Agreement, the Registrant appointed the Finder as its finder in the United States and the Finder agreed to:

•
use commercially reasonable efforts to identify potential purchasers of the Special Warrants in the United States and elsewhere, outside of Canada, with whom the Finder has pre-existing business relationships, who the Finder reasonably believes are qualified to participate in the private placement and for whom the Finder believes the investment in the Special Warrants is suitable under proposed FINRA Rule 2111;

•
arrange for investors in the private placement to receive, or direct such investors where to obtain, corporate and business related information of the Registrant from publicly available sources, including SEDAR and EDGAR;

•
introduce such investors to management of the Registrant and, if requested, assist such qualified investors in completing the subscription agreement (“Subscription Agreement”) for the private placement provided by the Registrant; and

•
gather and forward the completed Subscription Agreements to the Registrant’s legal counsel and the funds therefor to the escrow agent to hold, in escrow, pending shareholder approval of the private placement.

In consideration for the services of the Finder as the Registrant’s finder, the Registrant will issue the Finder that number of Special Warrants equal to 5% of the number of Special Warrants purchased by investors introduced by the Finder (excluding, any Special Warrants placed by the Agent as the Registrant’s agent or issued to the Agent in respect of fees payable to the Agent as the Registrant’s agent) and Compensation Warrants equal to 5% of the number of Special Warrants purchased by investors introduced by the Finder (excluding, any Special Warrants placed by the Agent as the Registrant’s agent or issued to the Agent in respect of fees payable to the Agent as the Registrant’s agent).  Each Compensation Warrant is exercisable for one common share of the Registrant at a price of US$2.30 for a period of two years following the closing date of the private placement.  Additionally, the Registrant agreed to pay the reasonable fees and disbursements of the Finder’s legal counsel in connection with the private placement.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: October 6, 2010	By: /s/ Gregory G. Marlier Gregory G. Marlier Chief Financial Officer